As filed with the Securities and Exchange Commission on January 29, 1997

                                         Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                    REGISTRATION STATEMENT ON FORM S-8
                     UNDER THE SECURITIES ACT OF 1933

                       CAMERON FINANCIAL CORPORATION
          (Exact name of registrant as specified in its charter)

          Delaware                             43-1702410
(State or other jurisdiction of    (I.R.S. Employer Identification No.)
incorporation or organization)

 123 East 3rd Street, Cameron, Missouri              64429
(Address of principal executive offices)           (Zip Code)


                       CAMERON FINANCIAL CORPORATION
                    1995 STOCK OPTION AND INCENTIVE PLAN
                         (Full title of the plan)

                          Robert I. Lipsher, Esq.
                Luse Lehman Gorman Pomerenk & Schick, P.C.
                                Suite 400
                        5335 Wisconsin Avenue, N.W.
                          Washington, D.C.  20015
                 (Name and address of agent for service)

                            (202) 274-2000
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE


                                                  Proposed max.
                                  Proposed max.    aggregate
Title of securities   Amt to be   offering price   offering    Amount of
to be registered     registered 1   per share       price   registration fee
-----------------------------------------------------------------------------
Common Stock, par
value $.01 per
share                302,692      $16.10(2)        $4,587,639 (2)   $1,391 (2)
                     shares

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.

(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee.  185,823 shares are being registered based upon the exercise price of $14.5625 per share ($2,706,048 in the aggregate) and the remaining
    116,869 shares being registered hereby are being registered based upon the high and low sales price of the Common Stock on the Nasdaq National Market of $16.10
    per share on January 22, 1997 ($1,881,591 in the aggregate).

PAGE

                              PART I
       INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     The document(s) containing the information specified in
Part I of Form S-8 will be sent or given to participants in the Cameron Financial Corporation Recognition and Retention Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

PAGE

                             PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.   Incorporation of Certain Documents by Reference.

     The following documents previously or concurrently filed by Cameron Financial Corporation (the "Company") with the Commission are hereby incorporated by reference in this Registration
Statement:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 (File No. 0-25516) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b)  all other reports filed by the Company pursuant to Section
     12 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above;

(c)  the Company's definitive Proxy Statement for its Annual
     Meeting of Stockholders held on January 27, 1997;

(d) the description of the common stock, par value $.01 per share, of the Company contained in the Company's
     Registration Statement on Form 8-A (File No. 0-25516) filed with the Commission on February 7, 1995 and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.


PAGE

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to David G. Just, President and Chief Executive Officer, Cameron Financial Corporation, 123 East 3rd Street, Cameron, Missouri 64429, telephone number (816) 632-2154.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     Article ELEVENTH of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and
(iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made
(i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

                                               Reference to Prior
Regulation S-K                                 Filing or Exhibit
Exhibit No.    Document                        Number Attached Hereto
---------------------------------------------------------------------


3.1              Certificate of Incorporation of      *
                 Cameron Financial Corporation

3.2              Bylaws of Cameron Financial          *
                 Corporation

4                Specimen form of common stock        *
                 certificate of Cameron Financial
                 Corporation

PAGE

5                Opinion of Luse Lehman Gorman        Attached as
                 Pomerenk & Schick, P.C.              Exhibit 5

10               Cameron Financial Corporation        **
                 1995 Stock Option and Incentive
                 Plan

23.1             Consent of Luse Lehman Gorman        Attached as
                 Pomerenk & Schick, P.C.              Exhibit 23.1

23.2             Consent of KPMG Peat Marwick LLP     Attached as
                                                      Exhibit 23.2

24               Power of Attorney                    Contained on
                                                      Signature Page

* Filed as exhibits to the Registrant's Registration Statement on Form S-1
  (File No. 33-87900) filed with the Commission on December 23, 1994 pursuant to Section 5 of the Securities Act of 1933 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K

** Filed as Exhibit A to the Registrant's Proxy Statement relating to the
   Registrant's January 29, 1996 annual meeting of stockholders, filed with the Commission on December 15, 1995, which is hereby incorporated herein by reference.


PAGE

Item 9.   Undertakings.

(a)  The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
PAGE

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cameron, State of Missouri, on January 27, 1997.

                       CAMERON  FINANCIAL  CORPORATION




                       By: /s/ David G. Just
                           ------------------------------------
                           David G. Just, President,
                            Chief Executive Officer and Director
                           (Duly Authorized Representative)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David G. Just or Ronald W. Hill, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ David G. Just               /s/ Herschel Pickett
----------------------------    ---------------------------------
David G. Just, President,       Herschel Pickett, Chairman of
Chief Executive Officer and      the Board
Director (Principal
Executive and Operating
Officer

PAGE

Date: January 27, 1997          Date: January 27, 1997


/s/ Kennith R. Baker            /s/ George E. Hill
----------------------------    ---------------------------------
Kennith R. Baker, Director      George E. Hill, Director


Date: January 27, 1997          Date: January 27, 1997


/s/ William F. Baker            /s/ Harold D. Lee
----------------------------    ---------------------------------
William F. Baker, Director      Harold D. Lee, Director


Date: January 27, 1997          Date: January 27, 1997


/s/ Jon N. Crouch               /s/ Ronald W. Hill
----------------------------    ---------------------------------
Jon N. Crouch, Director         Ronald W. Hill, Vice President,
                                Treasurer and Chief Financial
                                Officer
                                Principal Financial and
                                Accounting Officer)

Date: January 27, 1997          Date: January 27, 1997

PAGE

-----------------------------------------------------------------




                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549






                             EXHIBITS


                                TO


                 REGISTRATION STATEMENT ON FORM S-8



                              UNDER


                     THE SECURITIES ACT OF 1933







                    CAMERON FINANCIAL CORPORATION



-----------------------------------------------------------------


PAGE

                        EXHIBIT INDEX


                                               Page Number in
Regulation S-K                                 Sequentially Numbered
Exhibit No.      Document                      Registration Statement
---------------------------------------------------------------------


3.1              Certificate of Incorporation of      *
                 Cameron Financial Corporation

3.2              Bylaws of Cameron Financial          *
                 Corporation

4                Specimen form of common stock        *
                 certificate of Cameron Financial
                 Corporation

5                Opinion of Luse Lehman Gorman        Page 13
                 Pomerenk & Schick, P.C.

10               Cameron Financial Corporation        **
                 1995 Stock Option and Incentive
                 Plan

23.1             Consent of Luse Lehman Gorman        Page 14
                 Pomerenk & Schick, P.C.

23.2             Consent of KPMG Peat Marwick LLP     Page 15

24               Power of Attorney                    Contained on
                                                      Signature Page


*  Filed as exhibits to the Registrant's Registration Statement on Form S-1
   (File No. 33-87900) filed with the Commission on December 23, 1994 pursuant to Section 5 of the Securities Act of 1933 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

** Filed as Exhibit A to the Registrant's Proxy Statement relating to the
   Registrant's January 29, 1996 annual meeting of stockholders, filed with the Commission on December 15, 1995, which is hereby incorporated herein by reference.


PAGE